As filed with the Securities and Exchange Commission on May 29, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GULFPORT ENERGY CORPORATION*
(Exact name of registrant as specified in its charter)

Delaware	713 Market Drive Oklahoma City, Oklahoma 73114	86-3684669
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Patrick K. Craine
Executive Vice President and Chief Legal and Administrative Officer
713 Market Drive
Oklahoma City, Oklahoma 73114
(405) 252-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clinton W. Rancher

Jamie L. Yarbrough

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

*	Includes certain subsidiaries of Gulfport Energy Corporation identified below. Each additional registrant is a wholly owned direct or indirect subsidiary of Gulfport Energy Corporation. The address, including zip code, and telephone number, including area code, of each of the additional Registrants’ principal executive offices is c/o Gulfport Energy Corporation, 713 Market Drive, Oklahoma City, Oklahoma 73114, telephone (405) 252-4600. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional Registrants is Patrick K. Craine, Executive Vice President and Chief Legal and Administrative Officer, 713 Market Drive, Oklahoma City, Oklahoma 73114, telephone (405) 252-4600.

Exact Name of Additional Registrants	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Gulfport LA, Inc.	Delaware	30-0644897
Grizzly Holdings, Inc.	Delaware	20-5449108
Gulfport Appalachia, LLC	Delaware	46-6964880
Gulfport Energy Operating Corporation	Delaware	73-1521290
Gulfport Midcon, LLC	Delaware	81-5049258
Mule Sky LLC	Delaware	35-2656808
Puma Resources, Inc.	Delaware	30-0556507
Westhawk Minerals LLC	Delaware	45-4928998

PROSPECTUS

GULFPORT ENERGY CORPORATION

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Depository Shares

Share Purchase Contracts

Units

Up to 3,692,378 Shares of Common Stock Offered by the Selling Stockholders

This prospectus relates to the offer and sale from time to time, together or separately, in one or more offerings, of any combination of common stock of Gulfport Energy Corporation (“Gulfport”, “we”, “us” or the “Company”), $0.0001 par value per share (“Common Stock”), preferred stock (“Preferred Stock”), debt securities, which may be senior or subordinated (“Debt Securities”), which may be guaranteed or co-issued by our Subsidiaries (the “Subsidiaries”), warrants to purchase Common Stock, Preferred Stock or any combination thereof (“Warrants”), depository shares (“Depository Shares”), share purchase contracts (“Share Purchase Contracts”) and units (“Units”, and collectively with the Debt Securities, Common Stock, Preferred Stock, Warrants and Share Purchase Contracts, the “Securities”), by the Company. In addition, the selling stockholders named in this prospectus or any supplement to this prospectus may offer and sell up to 3,692,378 shares of our Common Stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

We are registering the offer and sale of the shares of the Common Stock owned by the selling stockholders to satisfy registration rights we have granted to the selling stockholders pursuant to a registration rights agreement dated as of May 17, 2021 (the “Registration Rights Agreement”). We have agreed to bear all of the expenses incurred in connection with the registration of the Common Stock covered by this prospectus. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the Common Stock sold by them.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of Securities we are offering for general corporate purposes. We will not receive any proceeds from the offer or sale of any Common Stock by the selling stockholders pursuant to this prospectus. See “Selling Stockholders” for a more detailed discussion about the selling stockholders.

The Securities to which this prospectus relates may be offered and sold from time to time directly by us or the selling stockholders or alternatively through underwriters, broker dealers or agents. We or the selling stockholders, as applicable, will determine at what price we or the selling stockholders may sell the Common Stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by us or the selling stockholders, see the section entitled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.

Our Common Stock is quoted on The New York Stock Exchange (“NYSE”) under the symbol GPOR. On May 28, 2025, the last reported sale price of Common Stock on NYSE was $194.70 per share. We will provide information in an applicable prospectus supplement for the trading market, if any, for any preferred stock, debt securities, warrants, depository shares, share purchase contracts or units we may offer.

Our principal executive office is located at 713 Market Drive, Oklahoma City, Oklahoma 73114, and our telephone number is (405) 252-4600.

Investing in our Securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 6 herein and in the applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 29, 2025

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission pursuant to which we or the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the Securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the Securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling stockholders are not, making an offer to sell these Securities in any jurisdiction where an offer or sale is not permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf registration statement” on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time, together or separately, in one or more offerings, any combination of the Securities described in this prospectus, and the selling stockholders named herein may offer and sell from time to time, in one or more offerings, shares of Common Stock as described in this prospectus.

This prospectus provides you with a general description of the Securities we or the selling stockholders may offer. Each time we offer Securities, or any selling stockholders offer Common Stock in an underwritten offering, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the Company or the persons offering Securities and the terms of the Securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

We have provided you only with the information contained in this prospectus, including information incorporated by reference in this prospectus and the accompanying prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell securities in any jurisdiction where the offer or sale of securities is not permitted. You should not assume that the information included in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Gulfport Energy Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 to register the offer and sale of the Securities covered hereby. This prospectus, which forms part of the Registration Statement, does not contain all of the information included in that Registration Statement. For further information about us and the Securities covered by this prospectus, you should refer to the Registration Statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Documents by Reference.”

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.gulfportenergy.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The information on our website is not incorporated by reference in, and does not form a part of, this prospectus.

We have not authorized anyone to provide you with any information other than that contained in this prospectus or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our shares of Common Stock. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. We are incorporating by reference the documents listed below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules unless specifically referenced below.

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 26, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed on May 7, 2025;

●	our Current Report on Form 8-K filed with the SEC on May 23, 2025;

●	the information included in our definitive proxy statement on Schedule 14A filed on April 2, 2025, to the extent incorporated by reference in Part III of our annual report on Form 10-K for the year ended December 31, 2024; and

●	the description of our Common Stock contained in our Form 8-A filed on May 17, 2021, including any amendment to that Form or other report that we may file in the future for the purpose of updating the description of our Common Stock.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the Registration Statement (excluding, in each case, any information deemed furnished rather than filed), shall be deemed to be incorporated by reference in this prospectus until the termination of each offering under this prospectus.

Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus. If you would like a copy of any of these documents, at no cost, please write or call us at:

Gulfport Energy Corporation
713 Market Drive
Oklahoma City, Oklahoma 73114
(405) 252-4600

Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in the prospectus modifies or replaces this information.

OUR COMPANY

Gulfport is an independent natural gas-weighted exploration and production company with assets primarily located in the Appalachia and Anadarko basins. Our principal properties are located in eastern Ohio targeting the Utica and Marcellus and in central Oklahoma targeting the SCOOP Woodford and Springer formations. Our corporate strategy is focused on the economic development of our asset base in an effort to generate sustainable free cash flow. Gulfport’s predecessor was incorporated in the State of Delaware in July 1997. Shares of our Common Stock trade on NYSE under the ticker symbol “GPOR”.

The Company’s principal executive offices are located at 713 Market Drive, Oklahoma City, Oklahoma 73114, and the Company’s telephone number is (405) 252-4600. We maintain a website at www.gulfportenergy.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

THE SUBSIDIARY GUARANTORS

The Subsidiaries may unconditionally guarantee the Debt Securities. The Subsidiaries may alternatively co-issue the Debt Securities registered herein. As of the date hereof, each of the Subsidiaries are wholly owned subsidiaries of the Company.

RISK FACTORS

Investing in the Securities described herein involves risk. We urge you to carefully consider the risk factors described in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q, together with any other SEC filings that are incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our Securities, as well as the information relating to us identified herein in “Forward-Looking Statements,” before making an investment decision. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. All statements, other than statements of historical facts, included in this prospectus, any accompanying prospectus supplement and the information incorporated by reference herein that address activities, events or developments that we expect or anticipate will or may occur in the future, including the expected impact of U.S. trade policy and its impact on broader economic conditions, the war in Ukraine and the conflict in the Middle East on our business, our industry and the global economy, estimated future production and net revenues from oil and gas reserves and the present value thereof, future capital expenditures (including the amount and nature thereof), share repurchases, business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of our business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.

Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the information incorporated by reference herein are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere of our Annual Report on Form 10-K for the year ended December 31, 2024. All forward-looking statements speak only as of the date of this prospectus, the date of any accompanying prospectus supplement or the date of the information incorporated by reference herein, as applicable.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

We may use the Investors section of our website (www.gulfportenergy.com) to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. The information on our website is not part of this prospectus.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of Securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of Securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

The selling stockholders may offer and sell up to an aggregate of 3,692,378 shares of Common Stock under this prospectus, including up to 1,695,929 shares of Common Stock issuable upon conversion of certain shares of our Series A Preferred Stock. See the section entitled, “Selling Stockholders.” Accordingly, we will not receive any proceeds from the sales of Common Stock sold by the selling stockholders. We will bear the costs associated with the sale of any Securities under this prospectus by the selling stockholders, other than underwriting discounts and commissions.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 3,692,378 shares of Common Stock, including the resale of up to 1,695,929 shares of Common Stock issuable upon conversion of shares of our Series A Preferred Stock, that may be offered and sold from time to time under this prospectus by the selling stockholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

The selling stockholders acquired the shares of Common Stock offered hereby either in connection with our emergence from bankruptcy on May 17, 2021 or in open market purchases. The shares of Series A Preferred Stock convertible into certain of the shares of Common Stock offered hereby were acquired by certain of the selling stockholders in connection with our emergence from bankruptcy on May 17, 2021. On May 17, 2021, we entered into the Registration Rights Agreement with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain shares of Common Stock held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act.

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling stockholders and such information is as of May 16, 2025 (except as otherwise noted). We have not sought to verify such information. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the shares of Common Stock owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of the shares of Common Stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares of Common Stock beneficially owned by them that are covered by this prospectus, including any shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock set forth in the table below. The selling stockholders are not obligated to sell any of the shares of Common Stock offered by this prospectus. The percent of beneficial ownership for the selling security holders is based on 17,765,743 shares of Common Stock outstanding as of April 30, 2025.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Offered	Shares of Common Stock Beneficially Owned After Completion of the Offering
	Number	Percentage	Hereby	Number	Percentage
Selling stockholders:
Silver Point Capital, L.P. (“Silver Point”)(2)	3,692,378	20.78%	3,692,378	—	—

(1)	The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)	Includes all shares of Common Stock issuable upon conversion of our Series A Preferred Stock held by Silver Point, assuming full conversion at a conversion rate based on a liquidation preference of $1,000 per share of preferred stock and a conversion price of $14.00, in each case pursuant to our A&R Certificate of Incorporation (as defined below). Silver Point or its wholly owned subsidiaries are the investment managers of Silver Point Capital Fund, L.P., Silver Point Capital Offshore Master Fund, L.P., Silver Point Distressed Opportunities Fund, L.P., Silver Point Distressed Opportunities Offshore Master Fund, L.P., Silver Point Distressed Opportunity Institutional Partners, L.P. and Silver Point Distressed Opportunity Institutional Partners Master Fund (Offshore), L.P. (the “Funds”) and, by reason of such status, may be deemed to be the beneficial owner of all of the reported securities held by the Funds. Silver Point Capital Management, LLC (“Management”) is the general partner of Silver Point and as a result may be deemed to be the beneficial owner of all securities held by the Funds. Messrs. Edward A. Mulé and Robert J. O’Shea are each members of Management and as a result may be deemed to be the beneficial owner of all of the securities held by the Funds. Silver Point, Management and Messrs. Mule and O’Shea disclaim beneficial ownership of the reported securities held by Funds except to the extent of their pecuniary interests.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not determined any plan of distribution and we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the Securities by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the Securities may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the Securities may be sold by us or the selling stockholders include:

●	privately negotiated transactions;

●	underwritten transactions;

●	exchange distributions and/or secondary distributions;

●	sales in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	block trades (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	short sales;

●	through the writing of options on the shares, whether or not the options are listed on an options exchange;

●	through the distributions of the shares by any selling stockholder to its partners, members or stockholders;

●	a combination of any such methods of sale; and

●	other methods permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 under the Securities Act if available, rather than under this prospectus.

Such transactions may be effected by us or the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. We or the selling stockholders may effect such transactions by selling the Securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from us or the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. We or the selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the Securities against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the Securities for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the Securities against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the Securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the Securities in the course of hedging the positions they assume. The selling stockholders also may sell Securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

There can be no assurances that the selling stockholders will sell any or all of the Common Stock offered under this prospectus.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior Debt Securities (“Senior Debt Securities”) or our subordinated Debt Securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors (as defined below) of such Debt Securities, if applicable, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

The rights of Gulfport and our creditors, including holders of the Debt Securities, to participate in the assets of our subsidiaries (other than the Subsidiary Guarantors of such Securities, if applicable), upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiaries’ creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations. If the prospectus supplement so indicates, the Debt Securities will be convertible into our Common Stock.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described in the prospectus supplement applicable to any Subordinated Debt Securities.

If specified in the prospectus supplement respecting a particular series of Debt Securities, certain of the Subsidiaries (as applicable, the “Subsidiary Guarantors”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series, or may be a co-issuer of that series, in each case as described in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantors on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1) the title of the Debt Securities;

(2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3) whether the Subsidiary Guarantors will provide a Subsidiary Guarantee of the Debt Securities;

(4) any limit on the aggregate principal amount of the Debt Securities;

(5) each date on which the principal of the Debt Securities will be payable;

(6) the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7) each place where payments on the Debt Securities will be payable;

(8) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9) any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11) whether the Debt Securities are defeasible;

(12) any addition to or change in the Events of Default;

(13) whether the Debt Securities are convertible into our Common Stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

DESCRIPTION OF CAPITAL STOCK

Authorized Capitalization

The Amended and Restated Certificate of Incorporation of the Company (as amended by the Amendment thereto, the “A&R Certificate of Incorporation”) provides that the Company is authorized to issue 42,110,000 shares of capital stock, divided into two classes consisting of (a) 42,000,000 shares of Common Stock and (b) 110,000 shares of Preferred Stock, which are all currently designated as Series A Convertible Preferred Stock, par value of $0.0001 per share (the “Series A Preferred Stock”).

Common Stock

As of April 30, 2025, there were 17,765,743 shares of Common Stock issued and outstanding.

Voting Rights

Holders of our Common Stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of the stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of Preferred Stock which may from time to time be outstanding, including the Series A Preferred Stock, holders of our Common Stock are entitled to receive ratably dividends when, as and if declared by the Board out of funds legally available for such purpose and, upon the liquidation, dissolution or winding up of the company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the Preferred Stock, if any. There are no redemption or sinking fund provisions that are applicable to our Common Stock. Subject only to the requirements of the Delaware General Corporation Law (the “DGCL”) and the limits in the A&R Certificate of Incorporation, the Board may issue shares of our Common Stock without stockholder approval, at any time and from time to time, to such persons and for such consideration as the Board deems appropriate. Holders of our Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is validly authorized and issued, fully paid and nonassessable. Our Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “GPOR.”

Preferred Stock

As of March 31, 2025, there were 32,887 shares of Series A Preferred Stock issued and outstanding.

Authorized and unissued shares of Preferred Stock may be issued from time to time in one or more additional series as the Board may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of Preferred Stock may differ from those of any and all other series of Preferred Stock (including the Series A Preferred Stock) at any time outstanding, and, subject to certain limitations set forth in the A&R Certificate of Incorporation and applicable law, the Board may fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each series of Preferred Stock. The issuance of any such Preferred Stock could adversely affect the rights of the holder of our Common Stock and, therefore, reduce the value of such Common Stock. The ability of the Board to issue Preferred Stock could discourage, delay or prevent a takeover of Gulfport.

Series A Preferred Stock

Ranking

Each share of the Series A Preferred Stock will be identical in all respects to every other share of the Series A Preferred Stock, and will, with respect to dividend rights, redemption rights and rights upon liquidation, dissolution or winding-up of the affairs of Gulfport, rank senior to the Common Stock and each other class of Gulfport’s capital stock and any other series of Preferred Stock established after May 17, 2021 (the “Effective Date”) (all such shares, collectively, the “Junior Securities”), except for any such securities designated as senior or pari passu to the Series A Preferred Stock and approved pursuant to the A&R Certificate of Incorporation and any Certificate of Designations relating to Preferred Stock, including the Series A Preferred Stock (the “Preferred Terms”).

The distinctive designation of, and the number of shares of Series A Preferred Stock that shall constitute, each series of Series A Preferred Stock may be increased or decreased (except as otherwise provided by the Board in the resolution establishing such series and in any event not below the number of shares of such series then outstanding) from time to time by the Board without prior approval of the holders of such series.

Voting Rights

The holders of Series A Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote, voting together with the holders of the Common Stock as a single class, with each share of Series A Preferred Stock entitled to a number of votes equal to the voting power of one share of Common Stock, multiplied by the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote (in each case, including any Series A Preferred Stock issuable in respect of any accrued but unpaid dividends to, but not including, such date).

So long as any shares of Series A Preferred Stock are outstanding, Gulfport shall not take any of the following actions without the affirmative vote or consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class: (i) authorize, allow or undertake any liquidation, dissolution or winding-up of the affairs of Gulfport; (ii) issue or pay any dividend, distribution or other payment with respect to Junior Securities other than Common Stock; or (iii) amend or alter the A&R Certificate of Incorporation or the Preferred Terms to amend the terms of the Series A Preferred Stock.

Dividends and Maturity

Holders of Series A Preferred Stock are entitled to receive cumulative dividends payable quarterly in arrears with respect to each dividend period ending on and including the last calendar day of each three-month period ending March 31, June 30, September 30 and December 31, respectively (each such date, a “Dividend Payment Date”), at a rate of 10% per annum of the Liquidation Preference (as defined below) with respect to cash dividends and 15% per annum of the Liquidation Preference with respect to dividends paid in kind as additional shares of Series A Preferred Stock (“PIK Dividends”). The record date for payment of quarterly dividends on the Series A Preferred Stock will be the close of business on the 15th day of the calendar month of the applicable Dividend Payment Date.

To the extent that Gulfport pays a dividend or distribution on shares of Common Stock, whether in the form of cash, securities, debt, assets or options, warrants or other rights, but excluding any dividend or distribution payable solely in shares of Common Stock (which shall result in an adjustment to the Conversion Price (as defined below)), such dividend shall be payable to holders of shares of Common Stock and shares of Series A Preferred Stock on a pari passu pro rata basis.

The Series A Preferred Stock has no stated maturity and will remain outstanding indefinitely unless repurchased or redeemed by Gulfport or converted into Common Stock.

Conversion Rights

Each holder of shares of Series A Preferred Stock has the right (the “Conversion Right”), at its option and at any time, to convert all or a portion of the shares of Series A Preferred Stock that it holds into a number of shares of Common Stock equal to the quotient obtained by dividing (x) the product obtained by multiplying (i) the Liquidation Preference times (ii) an amount equal to one (1) plus the Per Share Makewhole Amount (as defined in the Preferred Terms) on the date of conversion, by (y) $14.00 per share (as may be adjusted under the Preferred Terms) (the “Conversion Price”).

Liquidation Rights

The Series A Preferred Stock are entitled to a liquidation preference of $1,000 per share of Series A Preferred Stock (the “Liquidation Preference”). Upon any Liquidation Event (as defined in the Preferred Terms), each holder of shares of the Series A Preferred Stock will be entitled to payment out of the assets of Gulfport available for distribution, before any distribution or payment out of such assets may be made to the holders of any Junior Securities, and subject to the rights of the holders of any Senior Securities (as defined in the Preferred Terms) or Parity Securities (as defined in the Preferred Terms) approved, if and to the extent required, by the holders of Series A Preferred Stock and the rights of Gulfport’s creditors, of an amount equal to the greater of (i) the Liquidation Preference payable with respect to the outstanding shares of Series A Preferred Stock and any accrued and unpaid dividends thereon, whether or not declared or (ii) such amount per share of Series A Preferred Stock as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such Liquidation Event.

Optional Redemption

Gulfport has the right, but not the obligation, to redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock by notice to the holders of Series A Preferred Stock, at the greater of (i) the aggregate value of the Series A Preferred Stock, calculated by the Current Market Price (as defined in the Preferred Terms) of the number of shares of Common Stock into which, subject to redemption, such Series A Preferred Stock would have been converted if such shares were converted pursuant to the Conversion Right at the time of such redemption and (ii) (y) if the date of such redemption is on or prior to the three year anniversary of the date hereof, the sum of the Liquidation Preference plus the sum of all unpaid PIK Dividends through the three year anniversary of the date hereof, or (x) if the date of such redemption is after the three year anniversary of the date hereof, the Liquidation Preference (the “Redemption Price”).

Mandatory Redemption

Following the Effective Date, if there shall occur a Fundamental Change (as defined in the Preferred Terms), Gulfport shall redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock by cash payment of the Redemption Price per share of Series A Preferred Stock within three (3) business days of the occurrence of such Fundamental Change. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if Gulfport lacks sufficient cash to redeem all outstanding shares of Series A Preferred Stock, Gulfport shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock.

Anti-Takeover Effects of Provisions of our A&R Certificate of Incorporation and Our Bylaws

Our A&R Certificate of Incorporation, our Bylaws and the DGCL contain provisions that may deter or render more difficult proposals to acquire control of Gulfport by means of a merger, tender offer, proxy contest or otherwise, or to remove Gulfport’s incumbent officers and directors. These provisions, summarized below, may have the effect of preventing changes in management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the Common Stock.

Prohibited Transfers

In order to preserve the benefits of certain tax attributes to Gulfport, following any “Threshold Level Determination” (as defined in the A&R Certificate of Incorporation), the A&R Certificate of Incorporation generally imposes restrictions, subject to certain exceptions and waivers, on any direct or indirect transfer of (i) any interest that would be treated as “stock” of Gulfport pursuant to Treasury Regulations § 1.382-2(a)(3) or § 1.382-2T(f)(18) (“Capital Stock”) and (ii) any warrants, rights or options (including options within the meaning of Treasury Regulations § 1.382-4(d)(9) and § 1.382-2T(h)(4)(v)) to purchase securities of Gulfport (in each case, including certain transfers of any such Gulfport securities that result from the transfer of interests in other entities that own Gulfport securities) if the effect would be to:

●	increase the direct or indirect ownership of Corporation Securities (as defined in the A&R Certificate of Incorporation), including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations thereunder (“Stock Ownership”), by any individual, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulations § 1.382-3(a)(1)(i), and including any successor (by merger or otherwise) of such entity (a “Person”) to 4.9% percent or more of Gulfport’s Capital Stock (as defined in the A&R Certificate of Incorporation) then outstanding; or

●	increase the percentage of Stock Ownership of a Person who owns, directly and constructively, 4.9% or more of Gulfport’s Capital Stock.

The transfer restrictions in the A&R Certificate of Incorporation have anti-takeover effects because, among other things, they will restrict the ability of a person, entity or group to accumulate 4.9% or more of Gulfport’s Capital Stock following a Threshold Level Determination.

Number and Election of Directors

The Bylaws provide that the Board shall be comprised of no less than five and no more than eleven directors, with the number of directors to be fixed from time to time by resolution adopted by the Board.

Calling of Special Meeting of Stockholders

The Bylaws provide that special meetings of stockholders may be called only by (a) the Chair of the Board or Chief Executive Officer and President, (b) the Chair of the Board, Chief Executive Officer and President or Secretary on the written request of a majority of directors then in office, or the sole director, as the case may be, or (c) by the Secretary at the written request or requests of holders of at least 30% of the voting power of Gulfport’s outstanding capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting. Any special meeting will be held at such time, date and place as may be determined by the Board and stated in Gulfport’s notice of such special meeting.

Amendments to the Bylaws

The Board shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware, subject to the right of the stockholders entitled to vote with respect thereto to adopt, amend and repeal Bylaws made by the Board.

Other Limitations on Stockholder Actions

At any annual or special meeting of the stockholders, only such business will be conducted as will have been properly brought before the meeting in accordance the Bylaws. To be properly brought before an annual meeting business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Gulfport. To be timely, a stockholder’s notice must be delivered to and received at the principal executive offices of Gulfport not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Vacancies on the Board

The Board may fill any vacancy resulting from the non-election or resignation of a director as provided in the Bylaws if such vacancy has not been filled by action of the stockholders.

Authorized but Unissued Shares

Subject only to the requirements of the DGCL and the limits in the A&R Certificate of Incorporation, the Board is expressly authorized to issue shares of Common Stock without stockholder approval, at any time and from time to time, to such persons and for such consideration as the Board deems appropriate under the circumstances. Gulfport may use these additional shares of Common Stock for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of Gulfport by means of a proxy contest, tender offer, merger or otherwise.

Authorized and unissued shares of Preferred Stock may be issued from time to time in one or more additional series as the Board, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated.

Exclusive Forum

The A&R Certificate of Incorporation provides that unless Gulfport consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Gulfport, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of Gulfport to Gulfport or Gulfport’s stockholders, creditors or other constituents, (iii) any action asserting a claim against Gulfport or any director or officer of Gulfport arising pursuant to any provision of the DGCL or the A&R Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), or (iv) any action asserting a claim against Gulfport or any director or officer of Gulfport governed by the internal affairs doctrine; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware.

The foregoing descriptions of the A&R Certificate of Incorporation (including the description of the terms of the Preferred Stock included as Exhibit A to the A&R Certificate of Incorporation) and Bylaws do not purport to be complete and are qualified in their entirety by reference to the A&R Certificate of Incorporation (including Exhibit A thereto) and Bylaws.

DESCRIPTION OF WARRANTS

We may issue Warrants for the purchase of our Common Stock, Preferred Stock or any combination thereof. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of Warrants. The warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of Warrants for the terms of and information relating to the Warrants, including, where applicable:

(1)  the number of securities purchasable upon exercise of the Warrants and the price at which such securities may be purchased upon exercise of the Warrants;

(2)  the date on which the right to exercise the Warrants commences and the date on which such right expires (the “Expiration Date”);

(3)  the United States federal income tax consequences applicable to the Warrants;

(4)  the amount of the Warrants outstanding as of the most recent practicable date; and

(5)  any other terms of the Warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each Warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the Warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised Warrants will become void. The place or places where, and the manner in which, Warrants may be exercised will be specified in the prospectus supplement relating to such Warrants.

Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the Warrants, or to exercise any applicable right to vote.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our Preferred Stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the Preferred Stock related to the depositary shares, we will deposit the Preferred Stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the Preferred Stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue Share Purchase Contracts representing contracts obligating holders, subject to the terms of such Share Purchase Contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our Common Stock, Preferred Stock or other securities described in this prospectus at a future date or dates. Alternatively, the Share Purchase Contracts may, subject to the terms of such Share Purchase Contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of Common Stock, Preferred Stock or other securities described in this prospectus. The price per unit of our Common Stock, Preferred Stock or other securities described in this prospectus and number of units may be fixed at the time the Share Purchase Contracts are entered into or may be determined by reference to a specific formula set forth in the Share Purchase Contracts.

The applicable prospectus supplement will describe the terms of any Share Purchase Contract. The Share Purchase Contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue Units of Securities consisting of one or more of the following Securities: Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Depositary Shares, Share Purchase Contracts or any combination thereof. We may evidence each series of Units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.

If we offer any Units, certain terms of that series of Units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of Units;

●	identification and description of the separate constituent securities comprising the Units;

●	the price or prices at which the Units will be issued;

●	the date, if any, on and after which the constituent Securities comprising the Units will be separately transferable;

●	if appropriate, a discussion of material United States federal income tax considerations; and

●	any other terms of the Units and their constituent Securities.

LEGAL MATTERS

Certain legal matters in connection with the Securities offered hereby will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Certain estimates of our net oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been prepared by our internal engineers and audited by Netherland, Sewell & Associates, Inc. (“NSAI”). Certain other estimates of our net oil and natural gas reserves and related information included or incorporated by reference in this prospectus have derived from reports prepared by NSAI. All such information has been so included or incorporated by reference on the authority of such firm as experts regarding the matters contained in its reports.

Part II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Amount
SEC registration fee		$109,391.80	*
Printing and engraving expenses			**
Fees and expenses of legal counsel			**
Accounting fees and expenses			**
Transfer agent and registrar fees			**
Miscellaneous			**
Total	$		**

*	Except with respect to the fee applicable to the shares of Common Stock to be sold by the selling stockholders, the registrant is deferring payment of the registration fee in reliance on Rule 456(b) and 457(r) under the Securities Act.

**	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

The Company is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and or purchase indemnity insurance on behalf of its directors and officers.

As amended by the Amendment, Article VII of the Company’s A&R Certificate of Incorporation provides, in general, that the Company will indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) to the full extent of Delaware law.

Article VIII of the Company’s Amended and Restated Bylaws provides that the Company will indemnify any of its officers or directors (including those persons serving as an officer or director of another entity at the Company’s request) who is party to a suit or other proceeding by reason of his or her position as an officer or director against reasonable expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement (other than judgments, fines and amounts paid in settlement in action brought by or on behalf of the Company to procure a judgment in its favor) actually and reasonably incurred by such person or such person’s heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. The Company may only indemnify an officer or director who brought the suit or proceeding if its board of directors had previously authorized such suit or proceeding. The rights to indemnification provided by its Bylaws include the right to advancement of expenses to the extent such person undertakes to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expense.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains liability insurance policies that indemnify its directors and officers and those of the Company’s subsidiaries against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act that may be incurred by them in their capacity as such.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the A&R Certificate of Incorporation or Bylaws, agreement, vote of shareholders or directors or otherwise.

In addition, pursuant to the Gulfport Energy Corporation 2021 Stock Incentive Plan (the “2021 Incentive Plan”), certain directors and officers administering the 2021 Incentive Plan shall be indemnified by the Company for reasonable expenses in connection with any action, suit or proceeding to which he or she is a party by reason of any action taken or failure to act in connection with the performance of duties under the 2021 Incentive Plan, except in relation to matters as to which it is adjudged in the action, suit or proceeding that the such person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was lawful.

The foregoing is only a general summary of certain aspects of Delaware law and the A&R Certificate of Incorporation, Bylaws, indemnification agreements and the 2021 Incentive Plan dealing with indemnification of directors and officers and does not purport to be complete and is qualified in its entirety by the full text of each of the foregoing.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Index

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
2.1	Amended Joint Chapter 11 Plan of Reorganization of Gulfport Energy Corporation and its Debtor Subsidiaries (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC April 29, 2021)
3.1	Amended and Restated Certificate of Incorporation of Gulfport Energy Corporation (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC May 17, 2021)
3.2	Amendment to the Amended and Restated Certificate of Incorporation of Gulfport Energy Corporation (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2025)
3.3	Amended and Restated Bylaws of Gulfport Energy Corporation (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC May 17, 2021)
4.1**	Form of Senior Indenture
4.2**	Form of Subordinated Indenture
4.3*	Form of Senior Note
4.4*	Form of Subordinated Note
4.5*	Form of Certificate of Designations for Preferred Stock
4.6*	Form of Warrant Agreement (including form of Warrant Certificate)
4.7*	Form of Deposit Agreement (including form of Depositary Receipt)
4.8*	Form of Share Purchase Contract
4.9*	Form of Unit Agreement (including form of Unit Certificate)
4.10	Registration Rights Agreement, dated as of May 17, 2021, by and among Gulfport Energy Corporation and the holders party thereto (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC May 17, 2021)
5.1**	Opinion of Baker Botts L.L.P.
22.1**	List of Subsidiary Guarantors and Issuers of Guaranteed Securities
23.1**	Consent of Grant Thornton LLP
23.2**	Consent of Netherland, Sewell & Associates, Inc.
23.3**	Consent of Baker Botts L.L.P. (included in their opinion filed as Exhibit 5.1)
24.1**	Powers of Attorney (included on signature page)
25.1*†	Form T-1 Statement of Eligibility and Qualification relating to the Senior Indenture.
25.2*†	Form T-1 Statement of Eligibility and Qualification relating to the Subordinated Indenture
107**	Filing Fee Table

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	Filed herewith.

†	To be filed later in accordance with subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(e)	that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 29, 2025.

Gulfport Energy Corporation

By:	/s/ Michael Hodges
Name:	Michael Hodges
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Hodges and John Reinhart as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below as of May 29, 2025.

Signature	Title

/s/ John Reinhart	President, Chief Executive Officer and Director
John Reinhart	(Principal Executive Officer)

/s/ Michael Hodges	Chief Financial Officer
Michael Hodges	(Principal Financial Officer and Principal Accounting Officer)

/s/ Timothy J. Cutt	Board Chair
Timothy J. Cutt

/s/ David Wolf	Lead Independent Director
David Wolf

/s/ Jason Martinez	Director
Jason Martinez

/s/ Jeannie Powers	Director
Jeannie Powers

/s/ David Reganato	Director
David Reganato

/s/ Mary Shafer-Malicki	Director
Mary Shafer-Malicki

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 29, 2025.

Gulfport Energy Operating Corporation

By:	/s/ Michael Hodges
Name:	Michael Hodges
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Hodges and John Reinhart as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below as of May 29, 2025.

Signature	Title

/s/ John Reinhart	President, Chief Executive Officer and Director
John Reinhart	(Principal Executive Officer)

/s/ Michael Hodges	Chief Financial Officer
Michael Hodges	(Principal Financial Officer and Principal Accounting Officer)

/s/ Timothy J. Cutt	Board Chair
Timothy J. Cutt

/s/ David Wolf	Lead Independent Director
David Wolf

/s/ Jason Martinez	Director
Jason Martinez

/s/ Jeannie Powers	Director
Jeannie Powers

/s/ David Reganato	Director
David Reganato

/s/ Mary Shafer-Malicki	Director
Mary Shafer-Malicki

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 29, 2025.

Gulfport LA, Inc.

By:	/s/ Michael Hodges
Name:	Michael Hodges
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Hodges and John Reinhart as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below as of May 29, 2025.

Signature	Title

/s/ John Reinhart	President, Chief Executive Officer and Director
John Reinhart	(Principal Executive Officer)

/s/ Michael Hodges	Chief Financial Officer
Michael Hodges	(Principal Financial Officer and Principal Accounting Officer)

/s/ Timothy J. Cutt	Board Chair
Timothy J. Cutt

/s/ David Wolf	Lead Independent Director
David Wolf

/s/ Jason Martinez	Director
Jason Martinez

/s/ Jeannie Powers	Director
Jeannie Powers

/s/ David Reganato	Director
David Reganato

/s/ Mary Shafer-Malicki	Director
Mary Shafer-Malicki

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 29, 2025.

Grizzly Holdings, Inc.

By:	/s/ Michael Hodges
Name:	Michael Hodges
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Hodges and John Reinhart as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below as of May 29, 2025.

Signature	Title

/s/ John Reinhart	President, Chief Executive Officer and Director
John Reinhart	(Principal Executive Officer)

/s/ Michael Hodges	Chief Financial Officer
Michael Hodges	(Principal Financial Officer and Principal Accounting Officer)

/s/ Timothy J. Cutt	Board Chair
Timothy J. Cutt

/s/ David Wolf	Lead Independent Director
David Wolf

/s/ Jason Martinez	Director
Jason Martinez

/s/ Jeannie Powers	Director
Jeannie Powers

/s/ David Reganato	Director
David Reganato

/s/ Mary Shafer-Malicki	Director
Mary Shafer-Malicki

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 29, 2025.

Gulfport Appalachia, LLC

By:	/s/ John Reinhart
Name:	John Reinhart
Title:	Chief Executive Officer and Sole Member of the Managing Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 29, 2025.

Gulfport Midcon, LLC

By:	/s/ John Reinhart
Name:	John Reinhart
Title:	Chief Executive Officer and Sole Member of the Managing Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 29, 2025.

Mule Sky LLC

By:	/s/ John Reinhart
Name:	John Reinhart
Title:	Chief Executive Officer and Sole Member of the Managing Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 29, 2025.

Puma Resources, Inc.

By:	/s/ Michael Hodges
Name:	Michael Hodges
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Hodges and John Reinhart as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below as of May 29, 2025.

Signature	Title

/s/ John Reinhart	President, Chief Executive Officer and Director
John Reinhart	(Principal Executive Officer)

/s/ Michael Hodges	Chief Financial Officer
Michael Hodges	(Principal Financial Officer and Principal Accounting Officer)

/s/ Timothy J. Cutt	Board Chair
Timothy J. Cutt

/s/ David Wolf	Lead Independent Director
David Wolf

/s/ Jason Martinez	Director
Jason Martinez

/s/ Jeannie Powers	Director
Jeannie Powers

/s/ David Reganato	Director
David Reganato

/s/ Mary Shafer-Malicki	Director
Mary Shafer-Malicki

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 29, 2025.

Westhawk Minerals LLC

By:	/s/ John Reinhart
Name:	John Reinhart
Title:	Chief Executive Officer and Sole Member of the Managing Member